Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Euro RSCG Life NRP
Jennifer LaVin	Emily Poe – financial media
Executive Director, Corporate Communications	(212) 845-4266
(781) 860-8362	emily.poe@eurorscg.com
jennifer.lavin@cubist.com

Cubist Pharmaceuticals Reports Fourth-Quarter and Full-Year 2003
Results

Company Also Announces Discontinuation of CAB-175 Program

CONFERENCE CALL & WEBCAST TODAY at 10:30 am ET

Lexington, MA, February 26, 2004 — Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) today reported results for the fourth quarter and full year ended December 31, 2003.  The company also announced that it has discontinued clinical development of CAB-175, a novel cephalosporin antibiotic, due to observed adverse events.

Michael W. Bonney, President & CEO of Cubist commented:  “We are very pleased with the progress made at Cubist during 2003, having received approval for our flagship product, Cubicin™ (daptomycin for injection), in the U.S.  We are, in fact, quite a different company today than we were even six months ago.  As a result of our achievements in 2003, we have now reached an important inflection point in the evolution of the company, as we transition from a research and development entity to a revenue-generating, fully integrated biopharmaceutical company.  Over the past six months, we have completed building the initial phase of our CUBICIN marketing and sales infrastructure, completed our supply chain for CUBICIN, built a medical affairs department, launched and shipped our first product in the U.S., and strengthened our compliance and internal support functions by filling out our regulatory, legal and finance departments.”  Mr. Bonney concluded, “We invite you to join us later this morning on our conference call for a more in-depth discussion of our results for 2003, other corporate activities and an update on the CUBICIN launch.”

Annual revenue for the year ended December 31, 2003 was $3.7 million, compared to $11.5 million for 2002.  The year-over-year decrease in revenue was attributable to a discontinued partnership that accounted for $5.4 million in license fee revenue and $2.0 million in milestone revenue in 2002.  Revenue for the fourth quarter of 2003 was $3.4 million compared to $1.1 million in the same period in 2002.  Fourth quarter revenue included $1.7 million in net product sales of CUBICIN ($1.8 million in gross sales), as well as the recognition of $1.4 million of deferred revenue related to upfront payments from Chiron Corporation and revenue from Small Business Innovation Research grants.

Sales and marketing expenses for the year 2003 were $21.1 million compared to $8.7 million in 2002.  Sales and marketing expenses for the fourth quarter of 2003 were $9.2 million compared to $3.7 million in the same period in 2002.  These increases were driven by the hiring of a dedicated Cubist sales force, as well as increased marketing activities related to the launch of CUBICIN in November 2003.

In addition to the launch of CUBICIN, the company has been focusing internally on increasing financial discipline and improving the company’s capital structure.  To this end, Cubist began several initiatives in 2003, among them, a decision to consolidate company personnel and fermentation assets located in the UK to its Lexington, MA facility.  Lease termination negotiations resulted in a one-time charge, recorded in general and administrative expense, of $12.9 million or $0.40 per share for the full year, of which $3.8 million or $0.10 per share was recorded in the fourth quarter.  The cash payments for these charges will be paid out during the first and third quarters of 2004.  Through this consolidation, the company expects to realize efficiencies in its natural product and manufacturing development programs and to realize significant cost savings over the long term.

As of December 31, 2003, Cubist had $142.4 million in cash, cash equivalents and marketable securities.  During the fourth quarter, through the sale of common shares of the company, which netted Cubist $84.3 million, and as a result of up-front payments totaling $18.0 million to Cubist by Chiron Corporation for certain international commercialization rights to CUBICIN, Cubist added $102.3 million to its cash balance.  Also during 2003, Cubist reduced its outstanding debt by $12.5 million by paying off bank debt and retiring $10.0 million of its September 2005 convertible bonds.  The total number of common shares outstanding as of December 31, 2003 was 40,031,008.

CONFERENCE CALL & WEBCAST INFORMATION

WHEN:  Thursday February 26, 2004 at 10:30 am ET

LIVE DOMESTIC & CANADA CALL-IN:  (800) 404-1354

LIVE INTERNATIONAL CALL-IN:  (706) 643-0825

24-HOUR REPLAY DOMESTIC & CANADA:  (800) 642-1687 (#5388026)

24-HOUR REPLAY INTERNATIONAL:  (706) 645-9291 (#5388026)

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days via the Internet;

a transcript of the call will be filed with the SEC and will also be available upon request

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of anti-infective drugs.  In the U.S., Cubist currently markets Cubicin™ (daptomycin for injection), for the treatment of complicated skin and skin structure infections caused by Gram-positive bacteria.  Cubist’s pipeline includes an oral version of ceftriaxone (OCTX), a broad-spectrum cephalosporin antibiotic in pre-clinical development.  Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians patients, third-party payors, and the medical community generally; (ii) Cubist’s ability to continue to develop, secure additional regulatory approvals for, and successfully market, CUBICIN; (iii) Cubist’s ability to manufacture CUBICIN on a commercial scale; (iv) commercialization of products that are competitive with CUBICIN; (v) Cubist’s ability to further identify, develop, and achieve commercial success for new products and technologies; (vi) Cubist’s ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (vii) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (viii) Cubist’s ability to protect its intellectual property and proprietary technologies; and (ix) Cubist’s ability to finance its operations.  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubicin is a trademark of Cubist Pharmaceuticals, Inc.

Tables Follow

,

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	December 31, 2003	December 31, 2002
ASSETS
Cash, cash equivalents and investments	$142,399	$151,220
Property and equipment, net	45,221	48,268
Other assets	34,938	22,034

Total assets	$222,558	$221,522

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable	$3,655	$9,600
Accrued expenses	26,191	6,289
Deferred revenue	13,118	2,500
Debt and capital lease obligations	197,810	210,033
Total liabilities	240,774	228,422

Total stockholders’ deficit	(18,216)	(6,900)

Total liabilities and stockholders’ deficit	$222,558	$221,522

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002

Product revenues, net	$1,673	$—	$1,673	$—
License fee revenues	1,517	115	1,517	7,515
Collaborative agreements and other revenues	170	972	526	3,971
Total revenues	$3,360	$1,087	$3,716	$11,486

Operating expenses:
Cost of product revenue	816	—	816	—
Research and development	13,374	15,411	54,505	59,012
Sales and marketing	9,185	3,714	21,090	8,703
General and administrative	8,174	4,182	29,978	17,471
Total operating expenses	31,549	23,307	106,389	85,186

Operating loss	(28,189)	(22,220)	(102,673)	(73,700)

Interest income	476	1,004	2,182	5,199
Interest expense	(3,380)	(3,401)	(13,601)	(13,796)
Other expense	(440)	(135)	(911)	(115)
Total other expense, net	(3,344)	(2,532)	(12,330)	(8,712)

Net loss	$(31,533)	$(24,752)	$(115,003)	$(82,412)

Basic and diluted net loss per common share	$(0.83)	$(0.87)	$(3.61)	$(2.89)

Basic and diluted weighted average number of common shares	38,065,054	28,570,430	31,872,555	28,515,435

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Additional information can be found at Cubist’s web site at www.cubist.com